UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 9, 2018

Nuo Therapeutics, Inc.

(Exact name of Registrant as Specified in Charter)

Delaware	001-32518	23-3011702
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

207A Perry Parkway, Suite 1, Gaithersburg, MD 20877

(Address of Principal Executive Offices) (Zip Code)

(240) 499-2680

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 4.01. Changes in Registrant’s Certifying Accountant.

On August 9, 2018, Nuo Therapeutics, Inc. (the “Company”) engaged Marcum LLP (“Marcum”) as its independent registered public accountants. This engagement occurred in connection with the Company’s prior independent public accountants, GBH CPAs, PC ("GBH"), resigning as a result of GBH combining its practice with Marcum effective July 1, 2018. The engagement of Marcum has been approved by the Audit Committee of the Company's Board of Directors. GBH had served as the Company’s independent public accountants since September 27, 2017. Pursuant to applicable rules, the Company makes the following additional disclosures:

(a) GBH’s report on the consolidated financial statements of the Company as of and for the year ended December 31, 2017 did not contain any adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles, except that such report contained explanatory paragraphs in respect to uncertainty as to the Company’s ability to continue as a going concern.

(b) During the fiscal year ended December 31, 2017 and through August 9, 2018, there were no disagreements with GBH on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which if not resolved to GBH's satisfaction would have caused it to make reference thereto in connection with its report on the financial statements for such year. During the fiscal year ended December 31, 2017 and through August 9, 2018, there were no events of the type described in Item 304(a)(1)(v) of Regulation S-K.

(c) During the fiscal year ended December 31, 2017 and through August 9, 2018, the Company did not consult with Marcum with respect to any matter whatsoever including without limitation with respect to any of (i) the application of accounting principles to a specified transaction, either completed or proposed; (ii) the type of audit opinion that might be rendered on the Company's financial statements; or (iii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or an event of the type described in Item 304(a)(1)(v) of Regulation S-K.

The Company has provided GBH with a copy of the foregoing disclosure and requested that it furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made therein. A copy of such letter, dated August 9, 2018, is filed as Exhibit 16.1 to this Report.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 9, 2018, the Company’s Board of Directors granted options to purchase a total of 815,626 shares of its common stock to its executive officers and directors, broken down as follows:

David Jorden:	192,710
Peter Clausen:	183,853
Eric Winzer:	120,313
Scott Pittman:	121,875
Lawrence Atinsky:	109,375
Paul Mintz:	87,500

The options were granted under the Company’s 2016 Omnibus Incentive Compensation Plan, as amended, have seven-year terms, vested immediately, and have an exercise price of $0.40 per share.  The options were granted in satisfaction of approximately $150,625 of deferred salary (with respect to Mr. Jorden and Dr. Clausen) and approximately $170,625 of deferred Board compensation (with respect to the non-management directors), all of which is expected to be reflected as accrued liabilities as of June 30, 2018.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT NUMBER	DESCRIPTION

16.1	Letter from GBH CPAs, PC to the Securities and Exchange Commission dated August 9, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nuo Therapeutics, Inc.

By:	/s/ David E. Jorden
David E. Jorden
Chief Executive Officer & Chief Financial Officer

Date: August 10, 2018